EXHIBIT 23.1

Andrew I. Telsey, P.C. Attorney at Law
12835 E. Arapahoe Road, Tower One, Penthouse #803, Englewood, Colorado 80112 Telephone: 303/768-9221 • Facsimile: 303/768-9224 • E-Mail: andrew@telseylaw.com

November 18, 2010

Board of Directors
Bureau of Fugitive Recovery, Inc.
132 W. 11th Avenue
Denver, Colorado 80204

Re:           Bureau of Fugitive Recovery, Inc.
Form S-1/A3 Registration Statement and related Prospectus

Dear Sirs:

We hereby consent to the use of the opinion of this firm as Exhibit 5.1 to the Registration Statement of the Registrant, and further consent to the reference to our name in such Registration Statement and related Prospectus.

Yours truly,

ANDREW I. TELSEY, P.C.